IMMEDIATE RELEASE

TOWNSQUARE’S SECOND QUARTER NET REVENUE AND ADJUSTED EBITDA REACH ALL-TIME HIGH
WITH NET REVENUE +14% AND ADJUSTED EBITDA +7% YEAR-OVER-YEAR

June YTD 2022 Digital Revenue and Adjusted Operating Income 50% of Total
Net Leverage Declines to 4.65x
Raising 2022 Guidance

Purchase, NY – August 2, 2022 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the second quarter ended June 30, 2022.

“I am proud to share that the Townsquare Team delivered another quarter of strong revenue and profit growth, and in doing so, we achieved all-time record highs for both net revenue and Adjusted EBITDA. Our performance clearly demonstrates the strength and differentiation of our digital businesses and our legacy broadcast business. Townsquare’s second quarter net revenue increased year-over-year by +14%, exceeding our guidance range, and Adjusted EBITDA increased +7% year-over-year, meeting our guidance range. In addition, our digital revenue growth accelerated from the first quarter (Q1 +16% year-over-year), with second quarter total digital revenue increasing +21% year-over-year. Our strong top-line growth, margin profile, and cash generation characteristics have contributed to the reduction of our net leverage, now at a historical low of 4.65x as of June 30th, including the repurchase and retirement of $19 million of our Senior Secured Notes at or below par in Q2,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “We are also pleased to announce that we are raising our FY 2022 guidance following the close of the Cherry Creek acquisition on June 17th. Our updated full year guidance reflects the ongoing momentum of our business and the strength of our performance to date, fueled by our differentiated digital platform. As a Digital First Local Media Company focused principally on markets outside of the Top 50 in the United States, we have a resilient digital growth engine supported by subscription digital marketing solutions, with a large addressable market and limited competition. As we move forward, we expect double-digit digital net revenue growth to continue at strong margins, reaching our digital revenue target of at least $275 million in 2024. With half of our total revenue and profit coming from digital today, it is our belief that over time as digital continues to meaningfully grow, Townsquare should and will be afforded a sum-of the-parts valuation that our digital assets deserve.”

Segment Reporting
We have three reportable operating segments, Subscription Digital Marketing Solutions, Digital Advertising and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business. The Company has presented segment information for the three and six months ended June 30, 2021 in conformity with the current period’s segment information.

Second Quarter Highlights*
•As compared to the second quarter of 2021:
•Net revenue increased 13.6%
•Net income decreased $5.2 million
•Adjusted EBITDA increased 6.8%
•Total Digital net revenue increased 20.7%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue increased 13.7%
•Digital Advertising net revenue increased 25.4%
•Total Digital Adjusted Operating Income increased 11.0%
•Subscription Digital Marketing Solutions Adjusted Operating Income increased 9.8%
•Digital Advertising Adjusted Operating Income increased 11.8%
•Broadcast Advertising net revenue increased 1.0%

•Diluted income per share was $0.24, and Adjusted Net Income per diluted share was $0.71
•Townsquare Interactive added approximately 1,150 net subscribers
•Repurchased aggregate $19.2 million of our 2026 Secured Senior Notes at or below par
•Completed the acquisition of Cherry Creek Broadcasting LLC ("Cherry Creek") for $18.4 million, net of closing adjustments

Year to Date Highlights*
•As compared to the six months ended June 30, 2021:
•Net revenue increased 13.3%
•Net income increased $3.7 million
•Adjusted EBITDA increased 8.0%
•Total Digital net revenue increased 18.4%
•Subscription Digital Marketing Solutions net revenue increased 14.3%
•Digital Advertising net revenue increased 21.4%
•Total Digital Adjusted Operating Income increased 10.9%
•Subscription Digital Marketing Solutions Adjusted Operating Income increased 8.6%
•Digital Advertising Adjusted Operating Income increased 12.4%
•Broadcast Advertising net revenue increased 4.0%
•Townsquare Interactive added approximately 2,200 net subscribers
*See below for discussion of non-GAAP measures.

Guidance
For the third quarter of 2022, net revenue is expected to be between $120 million and $127 million and Adjusted EBITDA is expected to be between $30 million and $32 million.

For the full year 2022, net revenue guidance is raised to be between $465 million and $480 million and Adjusted EBITDA guidance is raised to be between $116 million and $121 million.

Quarter Ended June 30, 2022 Compared to the Quarter Ended June 30, 2021

Net Revenue
Net revenue for the three months ended June 30, 2022 increased $14.6 million, or 13.6%, as compared to the same period in 2021. Our Digital Advertising net revenue increased $7.5 million, or 25.4%, and our Subscription Digital Marketing Solutions net revenue increased $2.8 million, or 13.7%, as compared to the same period in 2021 due in part to the addition of approximately 1,150 additional net subscribers during the second quarter of 2022.

Our Other net revenue increased $3.7 million due to an increase in the number of live events held in the current period and our Broadcast Advertising net revenue increased $0.6 million, or 1.0%, as compared to the same period in 2021, due to increases in the purchase of new advertising by our clients.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended June 30, 2022, increased $2.1 million, or 6.8%, to $32.4 million, as compared to $30.3 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $1.4 million, or 4.8%, to $31.1 million, as compared to $29.6 million in the same period last year.

Net Income
Net income for the quarter ended June 30, 2022, decreased $5.2 million to $4.9 million, as compared to $10.1 million in the same period last year.

Six Months Ended June 30, 2022 Compared to the Six Months Ended June 30, 2021

Net Revenue
Net revenue for the six months ended June 30, 2022, increased $26.1 million, or 13.3%, as compared to the same period in 2021. Our Digital Advertising net revenue increased $11.7 million, or 21.4% and our Subscription Digital Marketing Solutions net revenue increased $5.6 million, or 14.3% as compared to the same period in 2021 due in part to the addition of approximately 2,200 additional net subscribers during the six months ended June 30, 2022.

Our Other net revenue increased $4.7 million due to the increase in live events held during the period, as compared to the same period a year ago. Our Broadcast Advertising net revenue increased $4.1 million, or 4.0%, due to increases in the purchase of new advertising by our clients.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2022 increased $4.0 million, or 8.0% to $54.4 million, as compared to $50.4 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $3.4 million, or 6.9%, to $52.8 million, as compared to $49.4 million in the same period last year.

Net Income
Net income for the six months ended June 30, 2022 increased $3.7 million, or 93.2%, to $7.7 million, as compared to $4.0 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2022, we had a total of $22.8 million of cash and cash equivalents and $530.8 million of outstanding indebtedness, representing 4.86x and 4.65x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended June 30, 2022, of $109.1 million.

The table below presents a summary, as of July 29, 2022, of our outstanding common stock.

Security	Number Outstanding	Description
Class A common stock	12,876,711	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	3,461,341	No votes.[1]
Total	17,153,348
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2022 financial results and 2022 guidance on Tuesday, August 2, 2022 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13731436. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through August 9, 2022. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 13731436. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 29,000 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 357 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com,

TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, including the COVID-19 pandemic, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2021 Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, loss (gain) on extinguishment and modification of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of long-lived assets, intangible assets and investments, change in fair value of investment, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment of long-lived assets, intangible assets and investments, change in fair value of investment, net loss (gain) on sale and retirement of assets, loss (gain) on extinguishment and modification of debt, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of June 30, 2022, divided by our Adjusted EBITDA for the twelve months ended June 30, 2022. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$22,825	$50,505
Accounts receivable, net of allowance of $5,561 and $6,743, respectively	63,458	57,647
Prepaid expenses and other current assets	12,205	12,086
Total current assets	98,488	120,238
Property and equipment, net	109,944	106,717
Intangible assets, net	300,935	278,265
Goodwill	166,324	157,947
Investments	16,445	18,217
Operating lease right-of-use-assets	49,910	42,996
Other assets	2,067	1,437
Restricted cash	494	494
Total assets	$744,607	$726,311
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,783	$5,676
Deferred revenue	10,435	10,208
Accrued compensation and benefits	9,453	14,411
Accrued expenses and other current liabilities	25,684	22,512
Operating lease liabilities, current	8,651	7,396
Accrued interest	15,197	15,754
Total current liabilities	78,203	75,957
Long-term debt, net of deferred finance costs of $7,348 and $8,479, respectively	523,418	541,521
Deferred tax liability	22,395	20,081
Operating lease liability, net of current portion	44,151	38,743
Other long-term liabilities	16,965	425
Total liabilities	685,132	676,727
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 12,876,711 and 12,573,654 shares issued and outstanding, respectively	129	126
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,461,341 and 3,461,341 shares issued and outstanding, respectively	35	35
Total common stock	172	169
Treasury stock, at cost; 25,623 and zero shares of Class A common stock, respectively	(225)	—
Additional paid-in capital	306,997	302,724
Accumulated deficit	(250,017)	(256,635)
Non-controlling interest	2,548	3,326
Total stockholders’ equity	59,475	49,584
Total liabilities and stockholders’ equity	$744,607	$726,311

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$121,924	$107,338	$222,166	$196,099
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	83,833	71,591	157,596	136,118
Depreciation and amortization	4,314	4,996	9,079	9,725
Corporate expenses	5,739	5,452	10,148	9,586
Stock-based compensation	839	894	1,708	1,956
Transaction and business realignment costs	824	456	1,276	5,361
Impairment of long-lived assets, intangible assets and investments	9,419	95	9,897	95
Net loss (gain) on sale and retirement of assets	89	34	(219)	627
Total operating costs and expenses	105,057	83,518	189,485	163,468
Operating income	16,867	23,820	32,681	32,631
Other expense (income):
Interest expense, net	10,044	9,809	20,071	19,964
(Gain) loss on repurchases, extinguishment and modification of debt	(108)	—	(108)	5,997
Other expense (income), net	806	(40)	2,394	(377)
Income from operations before tax	6,125	14,051	10,324	7,047
Income tax provision	1,206	3,977	2,664	3,082
Net income	$4,919	$10,074	$7,660	$3,965

Net income attributable to:
Controlling interests	$4,394	$9,432	$6,618	$2,883
Non-controlling interests	$525	$642	$1,042	$1,082

Basic income per share:
Attributable to common shares	$0.26	$0.58	$0.39	$0.14
Attributable to participating shares	$—	$0.58	$—	$0.14

Diluted income per share	$0.24	$0.50	$0.35	$0.13

Weighted average shares outstanding:
Basic attributable to common shares	16,986	16,087	16,891	17,187
Basic attributable to participating shares	—	163	—	3,474
Diluted	18,695	18,837	19,177	22,730

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$7,660	$3,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,079	9,725
Amortization of deferred financing costs	855	674
Non-cash lease income	(251)	(261)
Net deferred taxes and other	2,314	2,841
Provision for doubtful accounts	494	901
Stock-based compensation expense	1,708	1,956
(Gain) loss on repurchases, extinguishment and modification of debt	(108)	5,997
Trade activity, net	(1,773)	(7,876)
Impairment of long-lived assets, intangible assets and investments	9,897	95
Unrealized loss on investment	2,172	—
Content rights acquired	(19,320)	—
Amortization of content rights	1,952	—
Change in content rights liabilities	18,278	—
Other	(283)	(147)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(5,984)	2,799
Prepaid expenses and other assets	(507)	2,309
Accounts payable	1,401	88
Accrued expenses	(3,917)	(3,301)
Accrued interest	(556)	12,135
Other long-term liabilities	(106)	(729)
Net cash provided by operating activities - continuing operations	23,005	31,171
Net cash used in operating activities - discontinued operations	—	(33)
Net cash provided by operating activities	23,005	31,138
Cash flows from investing activities:
Payment for acquisition	(18,419)	—
Purchase of property and equipment	(7,627)	(4,839)
Purchase of investments	(100)	(278)
Purchase of digital assets	(4,997)	—
Proceeds from insurance recoveries	11	225
Proceeds from sale of assets and investment related transactions	639	839
Net cash used in investing activities	(30,493)	(4,053)
Cash flows from financing activities:
Repurchase of 2026 Notes	(18,850)	—
Repayment of term loans	—	(272,381)
Repurchase of 2023 Notes	—	(273,416)
Proceeds from the issuance of 2026 Notes	—	550,000
Prepayment fee on 2023 Notes	—	(4,443)
Deferred financing costs	—	(9,027)
Repurchase of Oaktree securities	—	(80,394)
Transaction costs related to Oaktree securities repurchase	—	(1,556)
Proceeds from stock options exercised	759	9,702
Repurchase of stock	(225)	(1,400)
Cash distribution to non-controlling interests	(1,820)	(2,216)
Repayments of capitalized obligations	(56)	(37)
Net cash used in financing activities	(20,192)	(85,168)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(27,680)	(58,083)
Beginning of period	50,999	83,723
End of period	$23,319	$25,640

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$19,508	$7,151
Income taxes	859	484

Supplemental Disclosure of Non-cash Activities:
Investments acquired in exchange for advertising(1)	$1,500	$6,100
Property and equipment acquired in exchange for advertising(1)	519	1,642
Accrued capital expenditures	1,517	183
Accrued financing fees	—	150

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$5,036	$5,243
Right-of-use assets obtained in exchange for operating lease obligations	5,211	1,662

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$22,825	$25,146
Restricted cash	494	494
	$23,319	$25,640

(1) Represents total advertising services provided by the Company in exchange for equity interests and property and equipment acquired during each of the six months ended June 30, 2022 and 2021, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Subscription Digital Marketing Solutions	$22,983	$20,220	13.7%	$44,833	$39,217	14.3%
Digital Advertising	37,198	29,655	25.4%	66,437	54,731	21.4%
Broadcast Advertising	56,975	56,422	1.0%	105,180	101,108	4.0%
Other	4,768	1,041	358.0%	5,716	1,043	448.0%
Net revenue	121,924	107,338	13.6%	222,166	196,099	13.3%
Subscription Digital Marketing Solutions Expenses	16,293	14,125	15.3%	$31,769	$27,190	16.8%
Digital Advertising expenses	26,104	19,731	32.3%	47,115	37,543	25.5%
Broadcast Advertising expenses	37,542	37,045	1.3%	73,980	70,627	4.7%
Other expenses	3,894	690	464.3%	4,732	758	524.3%
Direct operating expenses	83,833	71,591	17.1%	157,596	136,118	15.8%
Depreciation and amortization	4,314	4,996	(13.7)%	9,079	9,725	(6.6)%
Corporate expenses	5,739	5,452	5.3%	10,148	9,586	5.9%
Stock-based compensation	839	894	(6.2)%	1,708	1,956	(12.7)%
Transaction and business realignment costs	824	456	80.7%	1,276	5,361	(76.2)%
Impairment of long-lived assets, intangible assets and investments	9,419	95	**	9,897	95	**
Net loss (gain) on sale and retirement of assets	89	34	161.8%	(219)	627	**
Total operating costs and expenses	105,057	83,518	25.8%	189,485	163,468	15.9%
Operating income	16,867	23,820	(29.2)%	32,681	32,631	0.2%
Other expense (income):
Interest expense, net	10,044	9,809	2.4%	20,071	19,964	0.5%
(Gain) loss on repurchases, extinguishment and modification of debt	(108)	—	**	(108)	5,997	**
Other expense (income), net	806	(40)	**	2,394	(377)	**
Income from operations before tax	6,125	14,051	(56.4)%	10,324	7,047	46.5%
Income tax provision	1,206	3,977	(69.7)%	2,664	3,082	(13.6)%
Net income	$4,919	$10,074	(51.2)%	$7,660	$3,965	93.2%
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three and six months ended June 30, 2022, and 2021, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2022	2021	% Change	2022	2021	% Change
Subscription Digital Marketing Solutions	$22,983	$20,220	13.7%	$44,833	$39,217	14.3%
Digital Advertising	37,198	29,655	25.4%	66,437	54,731	21.4%
Digital	60,181	49,875	20.7%	111,270	93,948	18.4%
Broadcast Advertising	56,975	56,422	1.0%	105,180	101,108	4.0%
Other	4,768	1,041	358.0%	5,716	1,043	448.0%
Net revenue	$121,924	$107,338	13.6%	$222,166	$196,099	13.3%
Subscription Digital Marketing Solutions	$6,690	$6,095	9.8%	$13,064	$12,027	8.6%
Digital Advertising	11,094	9,924	11.8%	19,322	17,188	12.4%
Digital	17,784	16,019	11.0%	32,386	29,215	10.9%
Broadcast Advertising	19,433	19,377	0.3%	31,200	30,481	2.4%
Other	874	351	149.0%	984	285	245.3%
Adjusted Operating Income	$38,091	$35,747	6.6%	$64,570	$59,981	7.7%

** not meaningful

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and six months ended June 30, 2022, and 2021, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2022	2021	% Change	2022	2021	% Change
Subscription Digital Marketing Solutions	$22,983	$20,220	13.7%	$44,833	$39,217	14.3%
Digital Advertising	37,198	29,655	25.4%	66,437	54,731	21.4%
Digital	60,181	49,875	20.7%	111,270	93,948	18.4%
Broadcast Advertising	56,975	56,422	1.0%	105,180	101,108	4.0%
Other	4,768	1,041	358.0%	5,716	1,043	448.0%
Net revenue	$121,924	$107,338	13.6%	$222,166	$196,099	13.3%
Subscription Digital Marketing Solutions political revenue	—	—	**	—	—	**
Digital Advertising political revenue	151	—	**	197	—	**
Broadcast Advertising political revenue	1,365	764	78.7%	1,751	1,203	45.6%
Other political revenue	—	—	**	—	—	**
Political revenue	$1,516	$764	98.4%	$1,948	$1,203	61.9%
Subscription Digital Marketing Solutions net revenue (ex. political)	$22,983	$20,220	13.7%	$44,833	$39,217	14.3%
Digital Advertising net revenue (ex. political)	37,047	29,655	24.9%	66,240	54,731	21.0%
Digital net revenue (ex. political)	60,030	49,875	20.4%	111,073	93,948	18.2%
Broadcast Advertising political net revenue (ex. political)	55,610	55,658	(0.1)%	103,429	99,905	3.5%
Other net revenue (ex. political)	4,768	1,041	358.0%	5,716	1,043	448.0%
Net revenue (ex. political)	$120,408	$106,574	13.0%	$220,218	$194,896	13.0%
** not meaningful

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2022, and 2021, respectively (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2022	2021	2022	2021
Net income	$4,919	$10,074	$7,660	$3,965
Income tax provision	1,206	3,977	2,664	3,082
Income from operations before income taxes	6,125	14,051	10,324	7,047
Transaction and business realignment costs	824	456	1,276	5,361
Impairment of long-lived assets, intangible assets and investments	9,419	95	9,897	95
Net loss (gain) on sale and retirement of assets	89	34	(219)	627
(Gain) loss on repurchases, extinguishment and modification of debt	(108)	—	(108)	5,997
Change in fair value of investment	664	—	2,172	—
Gain on insurance recoveries	—	—	(11)	(225)
Net income attributable to non-controlling interest, net of income taxes	(525)	(642)	(1,042)	(1,082)
Adjusted net income before income taxes	16,488	13,994	22,289	17,820
Income tax provision	3,246	3,961	5,751	7,794
Adjusted Net Income	$13,242	$10,033	$16,538	$10,026

Adjusted Net Income Per Share:
Basic	$0.78	$0.62	$0.98	$0.58
Diluted	$0.71	$0.53	$0.86	$0.44

Weighted average shares outstanding:
Basic	16,986	16,087	16,891	17,187
Diluted	18,695	18,837	19,177	22,730

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2022, and 2021, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2022	2021	2022	2021
Net income	$4,919	$10,074	$7,660	$3,965
Income tax provision	1,206	3,977	2,664	3,082
Interest expense, net	10,044	9,809	20,071	19,964
(Gain) loss on repurchases, extinguishment and modification of debt	(108)	—	(108)	5,997
Depreciation and amortization	4,314	4,996	9,079	9,725
Stock-based compensation	839	894	1,708	1,956
Transaction and business realignment costs	824	456	1,276	5,361
Impairment of long-lived assets, intangible assets and investments	9,419	95	9,897	95
Change in fair value of investment	664	—	2,172	—
Other (a)	231	(6)	3	250
Adjusted EBITDA	$32,352	$30,295	$54,422	$50,395
Political Adjusted EBITDA	(1,289)	(649)	(1,656)	(1,023)
Adjusted EBITDA (Excluding Political)	$31,063	$29,646	$52,766	$49,372
Political Adjusted EBITDA	1,289	649	1,656	1,023
Net cash paid for interest	(599)	(1)	(19,508)	(7,151)
Capital expenditures	(4,862)	(2,979)	(7,627)	(4,839)
Cash paid for taxes	(811)	(414)	(859)	(484)
Adjusted EBITDA Less Interest, Capex and Taxes	$26,080	$26,901	$26,428	$37,921
(a) Other includes net loss (gain) on sale and retirement of assets and other expense (income), net.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2022 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	June 30, 2022
Net income	$12,894	$1,925	$2,741	$4,919	$22,479
Income tax provision	3,349	3,920	1,458	1,206	9,933
Interest expense, net	9,816	10,066	10,027	10,044	39,953
Gain on repurchases, extinguishment and modification of debt	—	—	—	(108)	(108)
Depreciation and amortization	4,821	4,552	4,765	4,314	18,452
Stock-based compensation	877	885	869	839	3,470
Transaction and business realignment costs	486	(542)	452	824	1,220
Impairment of long-lived assets, intangible assets and investments	—	1,818	478	9,419	11,715
Change in fair value of investment	(2,924)	2,792	1,508	664	2,040
Other (a)	(168)	151	(228)	$231	(14)
Adjusted EBITDA	$29,151	$25,567	$22,070	$32,352	$109,140
(a) Other includes net loss (gain) on sale and retirement of assets and other expense (income), net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the three months ended June 30, 2022, and 2021 (in thousands):

	Three Months Ended June 30, 2022
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$6,244	$10,934	$10,152	$816	$(11,279)	$16,867
Depreciation and amortization	313	145	3,157	49	650	4,314
Corporate expenses	—	—	—	—	5,739	5,739
Stock-based compensation	133	15	84	3	604	839
Transaction and business realignment costs	—	—	—	6	818	824
Impairment of long-lived assets, intangible assets and investments	—	—	5,951	—	3,468	9,419
Net loss on sale and retirement of assets	—	—	89	—	—	89
Adjusted Operating Income	$6,690	$11,094	$19,433	$874	$—	$38,091

	Three Months Ended June 30, 2021
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,686	$9,801	$16,056	$303	$(8,026)	$23,820
Depreciation and amortization	281	112	3,258	41	1,304	4,996
Corporate expenses	—	—	—	—	5,452	5,452
Stock-based compensation	128	11	63	3	689	894
Transaction and business realignment costs	—	—	—	4	452	456
Impairment of long-lived and intangible assets	—	—	—	—	95	95
Net loss on sale and retirement of assets	—	—	—	—	34	34
Adjusted Operating Income	$6,095	$9,924	$19,377	$351	$—	$35,747

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the six months ended June 30, 2022, and 2021 (in thousands):

	Six Months Ended June 30, 2022
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$12,209	$19,082	$18,952	$759	$(18,321)	$32,681
Depreciation and amortization	590	210	6,302	87	1,890	9,079
Corporate expenses	—	—	—	—	10,148	10,148
Stock-based compensation	265	30	171	6	1,236	1,708
Transaction and business realignment costs	—	—	—	12	1,264	1,276
Impairment of long-lived assets, intangible assets and investments	—	—	5,958	120	3,819	9,897
Net gain on sale and retirement of assets	—	—	(183)	—	(36)	(219)
Adjusted Operating Income	$13,064	$19,322	$31,200	$984	$—	$64,570

	Six Months Ended June 30, 2021
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$11,047	$16,821	$23,762	$172	$(19,171)	$32,631
Depreciation and amortization	697	335	6,529	86	2,078	9,725
Corporate expenses	—	—	—	—	9,586	9,586
Stock-based compensation	283	32	190	9	1,442	1,956
Transaction and business realignment costs	—	—	—	18	5,343	5,361
Impairment of long-lived and intangible assets	—	—	—	—	95	95
Net loss on sale and retirement of assets	—	—	—	—	627	627
Adjusted Operating Income	$12,027	$17,188	$30,481	$285	$—	$59,981